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                                                                    Exhibit 21.1

                          Subsidiaries of the Company

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                                      STATE OF                      NAME UNDER WHICH
SUBSIDIARY                            INCORPORATION                 BUSINESS IS DONE
----------                            -------------                 ----------------
Old Republic Entertainment, Inc.......California.................   Video Tyme, Movie Magic,
 .................................................................   Adventures in Video,
 .................................................................   Video Unlimited
Sulpizio One, Inc. ...................California.................   Video City
Video Tyme, Inc. .....................Nevada.....................   Video Tyme
Videoland, Inc. ......................Oregon.....................   Videoland
Video Galaxy, Inc. ...................Delaware...................   Video Galaxy
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